Exhibit 10.1

GUARANTEE FEE AGREEMENT

THIS GUARANTEE FEE AGREEMENT (“Agreement”) is made as of December 17, 2024, by and between Sunset at McKinney LLC, a Colorado limited liability company (“Company”), and JW Roth and Kevin O’Neil, combined (“Guarantors”).

WITNESSETH:

WHEREAS, to facilitate the closing of certain real property in the City of McKinney, Texas pursuant to a Chapter 380, Grant and Development Agreement dated April 16, 2024, the McKinney Economic Development Corporation (the “MEDC”) is requiring Guarantors to personally guarantee a $25.0 million promissory note to be delivered by or on behalf of the Company to the MEDC at closing (“Company Debt”) in lieu of having a letter of credit securing that obligation.

WHEREAS, at the closing the Company will deliver to MEDC a cash payment of $10.0 million, which amount will be held in a money market account (the “Deposit”) and would be returned to the Company upon a certificate of occupancy being issued and obtained for the property.

WHEREAS, interest earned on the Deposit will be remitted by the MEDC to the Company on a monthly basis (each, an “Interest Payment”).

WHEREAS, the guaranty extended by the Guarantors will provide a substantial benefit to the Company and its members and other stakeholders and facilitate the closing on the real property necessary, and Company and Guarantors have agreed that until such time as the total amount of Company Debt is fully repaid (or discharged or otherwise extinguished) and the personal guarantee of Guarantors is extinguished, that as consideration for the Guarantors personally guaranteeing the Company Debt that Guarantors shall receive a personal guarantee fee as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Guarantors agree as follows:

1. Upon the receipt by the Company of each Interest Payment from the MEDC, the Company shall promptly thereafter make a corresponding payment to Guarantors in an equal split (50/50) amount (the “Monthly Guarantee Fee”). Company’s obligation hereunder is limited solely to the amount of each Interest Payment it actually receives from the MEDC and the Interest Payments shall serve as the sole source of the Monthly Guarantee Fee. Guarantors agree and acknowledges that the amount of the Monthly Guarantee Fee payable hereunder may fluctuate due to various factors such as interest rates, amounts payable on money market funds by financial institutions, and other economic factors that are not within the Company’s control, and the Company makes no guaranty as to the amount of any and all Monthly Guarantee Fees that may be paid to Guarantors.

2. Company represents and warrants to the existence of the Company Debt, and that no current default of the Company Debt exists as of the time of this Agreement. Company covenants and agrees that no default of the Company Debt shall exist as of the time of it making any Monthly Guarantee Fee payment to Guarantors under the terms of this Agreement.

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3. Guarantors hereby accepts the terms of this Agreement and any applicable Monthly Guarantee Fee payments as consideration for his providing personal guarantee of the Company Debt until such time as the Company Debt is fully repaid or otherwise discharged, and the personal guarantee of Guarantors is extinguished.

4. This Agreement may be amended or modified only with the written consent of parties hereto.

5. This Agreement shall be construed under and enforced in accordance with the laws of the State of Colorado. This Agreement shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, and successors in interest. This Agreement and the rights and obligations hereunder are not negotiable and may not be transferred, assigned, sold or encumbered without the prior written consent of the parties hereto.

6. This Agreement may be executed in any number of counterparts, any one of which need not contain the signatures of all parties, but all of which counterparts when taken together will constitute one and the same binding agreement. Counterpart signature pages to this Agreement may be electronically signed and delivered, including by email of a PDF signature page, and each such counterpart signature page will constitute an original for all purposes.

[SIGNATURE PAGE FOLLOWS]

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This Agreement is executed as of the date first above written.

COMPANY:

Sunset at McKinney LLC

By:	Notes Live Real Estate LLC
Its:	Manager

By:
Name:
Title:	Manager

GUARANTORS:

By:
J. W. Roth

By:
Kevin O’Neil

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